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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) November 13, 2000
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                               YELLOW CORPORATION
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              (Exact name of registrant as specified in its charter)




          Delaware                   0-12255               48-0948788
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(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)         Identification No.)




 10990 Roe Avenue, P. O. Box 7563,  Overland Park, Kansas          66207
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        (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code   (913) 696-6100
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                                   No Changes.
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         (Former name or former address, if changed since last report.)



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Item 5.  Other Events
Yellow Corporation announced November 13, 2000 that it has named Donald G. Barger, Jr., as Senior Vice President and Chief Financial Officer for Yellow Corporation. Mr. Barger joins Yellow from Hillenbrand Industries, Inc., based in Batesville, Indiana, where he has been Vice President and Chief Financial Officer since 1998. From 1993 to 1998, Mr. Barger was Vice President and Chief Financial Officer for Worthington Industries, based in Columbus, Ohio. Mr. Barger also held a variety of finance, planning and marketing posts with increasing responsibility at the B.F. Goodrich Company. He is a graduate of the United States Naval Academy and received his MBA from the Wharton School at the University of Pennsylvania.

Yellow Corporation is a holding company with wholly owned operating subsidiaries specializing in the national, regional and international transportation of goods and materials. Transportation.com is a jointly owned subsidiary providing an Internet transportation marketplace for information-rich products and services targeted to shippers, carriers and private fleet operators. Headquartered in Overland Park, Kansas, Yellow employs approximately 32,000 people.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            YELLOW CORPORATION
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                                               (Registrant)

Date:    November 13, 2000              /s/ H. A. Trucksess, III
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                                            H. A. Trucksess, III
                                     President Regional Carrier Group
                                     and Interim Chief Financial Officer